Exhibit 99.1

Zoned Properties’ Primary Arizona Tenant Establishes Corporate Headquarters at Medical Marijuana Business Park in Tempe

New Lease Agreement Adds Additional 2,500 square feet of Leased Space

SCOTTSDALE, Ariz., July 6, 2017 /PRNewswire/ -- Zoned Properties, Inc. (OTCQX: ZDPY), a strategic real estate development firm whose primary mission is to identify, develop, and lease sophisticated, safe, and sustainable properties in emerging industries, including the licensed medical marijuana industry, today announced it has signed a five-year commercial lease agreement with its primary tenant in Arizona, Hana Meds, to establish their Corporate Headquarters at its Medical Marijuana Business Park in Tempe, Ariz.

The renovated corporate suite includes 2,500 square feet of office and conference space, which will provide a cornerstone to base their corporate operations. Hana Meds will become the premier, anchor tenant for the property. The licensed medical marijuana tenant plans to establish a comprehensive, vertically-integrated operation at the Medical Marijuana Business Park, including all stages of medical marijuana business activities.

“We are pleased to further expand our relationship with Hana Meds by providing newly renovated corporate office space that is conveniently located next to their licensed medical marijuana facilities. We are inspired by our tenant’s strategic goals to capture market share by controlling their own standards of product development and distribution within every aspect of the vertically-integrated business process,” commented Bryan McLaren, Chief Executive Officer of Zoned Properties. “The time and effort our team has invested in developing this property as a state-of-the-art, sustainable facility has helped to persuade our tenant to establish its corporate headquarters at the Business Park, validating proof of concept for the property. This agreement demonstrates our mutual commitment to the City of Tempe for economic development as the licensed medical marijuana industry continues its rapid expansion.”

Under the terms of the five-year lease agreement, which commences on July 1, 2017, monthly rental payments of $1,800 per month will begin on October 1, 2017. The tenant expects to generate a significant number of new jobs as their operations continue to grow.

About Zoned Properties, Inc. (ZDPY):

Zoned Properties is a strategic real estate development firm whose primary mission is to identify, develop, and lease sophisticated, safe, and sustainable properties in emerging industries, including the licensed medical marijuana industry. The Company acquires commercial properties that face unique zoning challenges and identifies solutions that can potentially have a major impact on the cash flow and property value. Zoned Properties targets commercial properties that can be acquired and re-zoned for specific purposes. Zoned Properties does not grow, harvest, sell or distribute cannabis or any substances regulated under United States law such as the Controlled Substances Act.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as "believe," "expect," "anticipate," "plan," "potential," "continue" or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in the Company's filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company's control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company's current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Investor Relations

Brett Maas
Managing Partner
Hayden IR
Tel (646) 536-7331
brett@haydenir.com